UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ADVISORS SERIES TRUST

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VIVALDI ORINDA HEDGED EQUITY FUND
(Formerly, Orinda Skyview Multi-Manager Hedged Equity Fund)

VIVALDI ORINDA MACRO OPPORTUNITIES FUND
(Formerly, Orinda Skyview Macro Opportunities Fund)

SERIES OF ADVISORS SERIES TRUST
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 29, 2014

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Vivaldi Orinda Hedged Equity Fund (the “Hedged Equity Fund”) (formerly, Orinda SkyView Multi-Manager Hedged Equity Fund) and Vivaldi Orinda Macro Opportunities Fund (the “Macro Fund”) (formerly, Orinda SkyView Macro Opportunities Fund) (each a “Fund” and together, the “Funds”), series of Advisors Series Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Funds and the Trust have made the following material available for view:

Information Statement

The Information Statement details a change in sub-advisers to the Funds.  Specifically, at a meeting held October 15-16, 2014, the Board of Trustees of the Trust (the “Board of Trustees”) approved new sub-advisory agreements on behalf of the Hedged Equity Fund between Orinda Asset Management, LLC (“Orinda”), the investment adviser to the Fund, and each of Vivaldi Asset Management, LLC, Brookmont Capital Management, LLC, and William Harris Investors, Inc.  At the same meeting, the Board of Trustees approved new sub-advisory agreements on behalf of the Macro Fund between Orinda, the investment adviser to the Fund, and each of Vivaldi Asset Management, LLC and Rothschild Investment Corporation (with respect to both Funds, each, a “Sub-Advisory Agreement” and collectively, “Sub-Advisory Agreements”).

Orinda and the Trust operate pursuant to an exemptive order (the “Manager of Managers Order”) received from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Orinda to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that this Information Statement be provided to you.

By sending you this Notice, the Funds and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Funds’ website at http://orindamanagement.com/mutual-funds/downloads/ until at least March 29, 2015.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Funds in writing at Vivaldi Orinda Hedged Equity Fund or Vivaldi Orinda Macro Opportunities Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-467-4632 by March 29, 2015.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy

Vivaldi Orinda Hedged Equity Fund
(formerly, Orinda SkyView Multi-Manager Hedged Equity Fund)
Vivaldi Orinda Macro Opportunities Fund
(formerly, Orinda SkyView Macro Opportunities Fund)

Advisors Series Trust
615 East Michigan Street
Milwaukee, WI 53202

INFORMATION STATEMENT

NOTICE OF SUB-ADVISER EVENT

A Notice of Internet Availability of this Information Statement is being mailed on or about December 29, 2014 to shareholders of record as of November 30, 2014 (the “Record Date”).  The Information Statement is being provided to shareholders of the Vivaldi Orinda Hedged Equity Fund (the “Hedged Equity Fund”) (formerly, Orinda SkyView Multi-Manager Hedged Equity Fund) and the Vivaldi Orinda Macro Opportunities Fund (the “Macro Fund”) (formerly, Orinda SkyView Marco Opportunities Fund), series of Advisors Series Trust, 615 East Michigan St., Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust and the investment adviser to the Funds, Orinda Asset Management, LLC (“Orinda” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the Manager of Managers Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board’s”) approval, enter into or materially amend sub-advisory agreements without approval of each Fund’s shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Funds.

This Information Statement is being sent to the shareholders of the Funds to provide them with information about new investment sub-advisory agreements between Orinda and Vivaldi Asset Management, LLC (“Vivaldi”), Brookmont Capital Management, LLC (“Brookmont”), and William Harris Investors, Inc. (“WHI”), respectively, as sub-advisers for the Hedged Equity Fund effective October 20, 2014 and between Orinda and Vivaldi and Rothschild Investment Corporation (“Rothschild”), respectively, as sub-advisers for the Macro Fund effective October 20, 2014.  Hereinafter, Vivaldi, Brookmont, WHI and Rothschild shall be referred to collectively as the “Sub-Advisers.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Funds will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Notice of Internet Availability of this Information Statement will be delivered to shareholders sharing the same address unless the Funds have received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUNDS’ MOST RECENT ANNUAL OR SEMI-ANNUAL REPORTS TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO VIVALDI ORINDA HEDGED EQUITY FUND OR VIVALDI ORINDA MACRO OPPORTUNTIES FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA)

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 150-A, Orinda, CA 94563, serves as investment adviser to the Vivaldi Orinda Hedged Equity Fund and the Vivaldi Orinda Macro Opportunities Fund (collectively referred to as the “Funds”), each of which is a series of the Trust.

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012, June 27, 2013, September 19, 2013 and October 20, 2014, to serve as the investment adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on March 29, 2011 for the Hedged Equity Fund and March 30, 2012 for the Macro Fund.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder.  As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee the Adviser pays sub-advisers a sub-advisory fee.  Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENTS WITH VIVALDI, BROOKMONT, WHI, AND ROTHSCHILD

As previously communicated, at a special meeting of shareholders held on August 15, 2014, shareholders of each of the Funds approved i) a new investment advisory agreement between Vivaldi and the Trust for Vivaldi to become investment adviser to the Funds, and ii) a “manager of managers” structure for the Funds with Vivaldi as the investment adviser.  As stated in the Proxy Statement for these proposals dated June 24, 2014, Orinda, the current investment adviser, would not resign as investment adviser, and Vivaldi would not accept the engagement as investment adviser, unless and until the Trust and Vivaldi obtained a Multi-Manager Exemptive Order (the “Vivaldi Order”) from the SEC.  Although shareholders have approved the engagement of Vivaldi as the new investment adviser, the Vivaldi Order has not yet been issued by the SEC.

In approving the engagement of Vivaldi as adviser, the Board also approved a reduction in the Funds’ management fees and expense caps to take effect when Vivaldi becomes adviser to the Funds.  At its meeting held October 15-16, 2014, the Board considered that because of the delay in the receipt of the Vivaldi Order, the implementation of the will of the Board and shareholders had been delayed and the Funds had been unable to provide shareholders with the benefit of the new portfolio management team and the lower fee and expense structure discussed in the proxy statement.

At the October 15-16, 2014 meeting, the Board determined that it would be in the best interests of the Funds and their shareholders to implement at that time, to the extent possible, the will of the Board and the shareholders with respect to the lower expense structure and new management arrangements for the Funds.  To this end, Orinda proposed, and the Board agreed, to engage Vivaldi as a sub-adviser to the Funds and to engage those sub-advisers recommended by Vivaldi to the Funds at that time using the existing Manager of Managers Order.

The Board also determined that, effective December 5, 2014, the Trust would not renew the investment sub-advisory agreement with SkyView after the expiration of its current term and therefore SkyView’s sub-advisory agreement with the Funds terminated effective that date.  The Board further determined with respect to the Hedged Equity Fund (1) not to renew the investment sub-advisory agreements for two current sub-advisers, Covenant Financial Services, LLC, and Glaxis Capital Management, LLC, each of which terminated effective December 5, 2014 and (2) to terminate the investment sub-advisory agreement for Manning & Napier Advisors, LLC, effective December 19, 2014.  With respect to the Macro Fund, the Board determined not to renew the investment sub-advisory agreements for Connective Capital Management, LLC, and Aria Partners GP, LLC, each of which terminated effective December 5, 2014.

In approving these sub-advisory arrangements, the full Board, which includes a majority of Independent Trustees, took into consideration, among other things, the nature, extent and quality of the services to be provided by the Sub-Advisers under the Sub-Advisory Agreements  The Board considered the Sub-Advisers’ specific responsibilities in all aspects of day-to-day management of the Funds.  In this regard, the Board considered the specific roles and responsibilities of the Advisor in providing overall management and oversight for the Funds and ultimate responsibility for the selection of Sub-Advisers and in assuring that the Sub-Advisers appropriately implement the investment mandate of the Funds.

The Board considered the qualifications, experience and responsibilities of the portfolio managers, as well as the responsibilities of other key personnel of the Sub-Advisers that would be involved in the day-to-day activities of the Funds.  The Board also considered the resources and compliance structure of the Sub-Advisers, including information regarding each compliance program, chief compliance officer and the Sub-Advisers’ compliance records and business continuity plans.  After discussion, the Board concluded that the Sub-Advisers have the quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing their duties under the Sub-Advisory Agreements and that the nature, quality and extent of such management services will be satisfactory.

The Trustees then discussed the expected costs of the services to be provided by the Sub-Advisers and the structure and level of the Sub-Advisor’s fees under the Sub-Advisory Agreements.  In reviewing sub-advisory fees, the Board was mindful that the Sub-Advisory fees were paid by Orinda out of its advisory fee and not directly by the Funds and that the fee rates were the result of arms-length negotiation between Orinda and each Sub-Adviser.  The Trustees also took into account the proposed expense waivers.

The Board considered that Orinda would agree to materially reduce the advisory fee paid by the Funds from 1.96% to 1.75% of each Fund’s average daily net assets.  The Board also considered that Orinda had agreed to materially reduce each Fund’s expense cap from 2.75% for Class A and 2.44% for Class I of the Hedged Equity Fund to 2.45% and 2.15%, respectively and from 2.76% for Class A and 2.46% for Class I of the Macro Fund to 2.55% and 2.25%, respectively (the “Expense Caps”).  The Board also considered that the fee reduction would be borne in its entirety by Orinda.

The Board concluded that the fees to be paid to the Sub-Advisors were fair and reasonable.

The Board reviewed the Sub-Advisors’ financial information and took into account both the expected direct benefits and the indirect benefits to the Sub-Advisors from advising the Funds.  The Board considered any additional benefits that may be derived by the Sub-Advisors from their relationship with the Funds.  After such review, the Board determined that the Sub-Advisors had sufficient resources to support the services it provides to the Funds.

No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreements, but rather the Board based its determination on the total mix of information available to them.  Based on a consideration of all the factors in their totality, the Board determined that the Sub-advisory arrangements with each Sub-Adviser, including the sub-advisory fees, were fair and reasonable.  The Board, including a majority of Independent Trustees, therefore determined that the approval of the Sub-Advisory Agreements was in the best interests of the Funds and their shareholders.  Based on the foregoing, the Board members present, including a majority of the Independent Trustees, unanimously approved the Sub-Advisory Agreements with Vivaldi, Brookmont, WHI, and Rothschild.  As a result of the Board’s determinations, Vivaldi, Brookmont, and WHI became sub-advisers to the Hedged Equity Fund and Vivaldi and Rothschild became effective sub-advisers to the Macro Fund, effective October 20, 2014.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENTS

Vivaldi, Brookmont, WHI, and Rothschild (each, a “Sub-Adviser” collectively, the “Sub-Advisers”)

Under the Sub-advisory Agreements with the Sub-Advisers, the Sub-Advisers will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Funds and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of a Fund’s assets.  The Sub-advisory Agreements with the Sub-Advisers provide that each will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of a Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-advisory Agreements with the Sub-Advisers may be terminated by the Board or by a vote of a majority of the outstanding voting securities of the Funds, on behalf of the Funds at any time, with or without cause, without the payment of any penalty.  The Sub-advisory Agreements may be terminated by the Adviser, with or without cause, without the payment of any penalty, upon thirty (30) days’ written notice to a Fund and the sub-adviser, and may be terminated by the Sub-Advisers with or without cause, upon ninety (90) days’ written notice to a Fund and the Adviser.  The Sub-advisory Agreements with the Sub-Advisers terminate automatically in the event of an assignment.

Under the Sub-advisory Agreements with the Sub-Advisers, each Sub-Adviser’s fee is based on the assets that the particular Sub-Adviser is responsible for managing.  Under the Sub-advisory Agreements with the Sub-Advisers, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Funds and is not an additional charge to the Funds.  The fees the Sub-Advisers receive are included in the Adviser’s management fee.

For its services under the Advisory Agreement with the Trust, the Adviser receives management fees from the Funds, computed daily and payable monthly, of 1.75% of each Fund’s average net assets.  The Adviser pays each Sub-Adviser a fee out of its management fee that is based on a percentage of the average daily net assets managed by each Sub-Adviser.  For the fiscal year indicated below, the following fees were paid to the sub-advisers (excluding amounts paid to the Lead Sub-Adviser):

Fiscal Year Ended February 28, 2014
Aggregate dollar amount	$581,722

The Adviser has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Hedged Equity Fund at 2.45% for Class A shares and 2.15% for Class I shares and of the Macro Fund at 2.55% for Class A shares and 2.25% of Class shares.

INFORMATION REGARDING THE HEDGED EQUITY FUND

The Hedged Equity Fund attempts to generate enhanced risk-adjusted returns by allocating its assets among a carefully chosen group of experienced hedged equity managers who will serve as sub-advisers (“Sub-Advisers”) to the Fund and who will employ various complementary long/short equity investment strategies.

Under normal market conditions, the Hedged Equity Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities.  The types of equity securities in which the Fund generally invests include common stocks, preferred stocks, rights, warrants, convertibles, partnership interests, other investment companies, including exchange-traded funds (“ETFs”), and American Depositary Receipts (“ADRs”) and other similar investments, including European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).  The Fund may invest up to 25% of its net assets in securities purchased on foreign exchanges, which does not include ADRs, EDRs and GDRs.  There is no limitation on the Fund’s ability to invest in ADRs, EDRs and GDRs and therefore the Fund’s exposure to foreign securities may be greater than 25% of the Fund’s net assets.  The Fund may invest up to 10% of its net assets (out of the 25% which may be invested in foreign securities) in foreign securities of issuers located in emerging markets.  The Fund may also invest up to 15% of its net assets in fixed income securities, including sovereign debt, corporate bonds, exchange-traded notes (“ETNs”) and debt issued by the U.S. Government and its agencies.  Such fixed income investments may include high-yield or “junk” bonds and generally range in maturity from 2 to 10 years.  The Fund may invest up to 10% of its net assets in currencies and forward currency contracts and may also invest without limit in the securities of small- and medium-sized issuers.  The Fund may utilize leverage of no more than 10% of the Fund’s total assets as part of the portfolio management process.  From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.  The Fund may also invest up to 20% of its net assets in derivatives including futures, options, swaps and forward foreign currency contracts.  These instruments may be used to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.  Derivative instruments based upon the equity securities described above are considered equity securities for the purposes of the Fund’s 80% investment restriction.

Each Sub-Adviser is allocated a portion of the Hedged Equity Fund’s assets to invest.  The Sub-Advisers invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker).  Each Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Sub-Adviser is subject to the oversight of the Adviser, the Adviser does not attempt to coordinate or manage the day-to-day investments of the Sub-Advisers.  In engaging Sub-Advisers to manage the Fund, the Adviser looks to select Sub-Advisers who employ complementary long/short equity investment strategies.

The Hedged Equity Fund sells (or closes a position in) a security when a Sub-Adviser determines that a particular security has achieved its investment expectations or the reasons for maintaining that position are no longer valid, including: (1) if the Sub-Adviser’s view of the business fundamentals or management of the underlying company changes; (2) if a more attractive investment opportunity is found; (3) if general market conditions trigger a change in the Sub-Adviser’s assessment criteria; or (4) for other portfolio management reasons.

INFORMATION REGARDING THE MACRO FUND

The Macro Fund attempts to achieve its investment objective by allocating its assets among a carefully chosen group of experienced alternative investment portfolio managers who serve as sub-advisers (“Sub-Advisers”) to the Fund.

These Sub-Advisers implement both fundamentally and technically driven strategies.  These strategies may include, without limitation, global macro, opportunistic equity and fixed income, and systematic strategies that invest in different asset classes, securities, and derivative instruments. These strategies seek to target attractive absolute returns.  These strategies may exhibit different degrees of volatility, as well as variability of beta to equity, currency, and interest rate markets.  The Macro Fund’s Sub-Advisers seek to have diversifying characteristics including lower correlation to market risk factors than traditional equity and fixed income strategies.

Global Macro:  Sub-Advisers have a broad investment mandate to invest in liquid asset classes globally, including futures and other derivative contracts with a goal of generating positive total returns over a full market cycle, with the potential to generate these returns with lower correlation to traditional equity and fixed income indices.  Sub-Advisers may analyze a variety of factors, including fiscal and monetary policy, historical price data, country specific fundamental economic data, as well as social and demographic trends, and political events.

Opportunistic: Sub-Advisers can invest globally, long or short, in stocks of companies of any size or market capitalization, government and corporate bonds and other fixed income securities. They may also invest in derivatives either to manage risk or to enhance return.  Sub-Advisers may employ a bottom-up analysis for individual security selection, and/or a top-down approach to capital allocation amongst various asset classes, while employing risk management strategies designed to mitigate downside risk.

Systematic: Sub-Advisers focus on liquid asset classes globally, including futures and other derivatives with a goal of generating positive total returns over a full market cycle.  Sub-Advisers implement trading-rules based on historical data and technical analysis and will utilize computer programs and will create algorithms to identify and capture trading profits during market movements.  Buy and sell decisions, trade structuring, and execution tend to be computerized and systematic, allowing for the ability to evaluate a vast number of inputs to identify investment opportunities.

The Macro Fund invests in a wide range of U.S. and non-U.S. publicly traded and privately issued or negotiated securities (securities for which the price is negotiated between private parties) including, but not limited to, equity securities, fixed-income securities, currencies and derivatives.  The Fund’s allocation to these various security types and various asset classes will vary over time in response to changing market opportunities.

•	The Macro Fund may invest without limit in equity securities of issuers of any market capitalization. The Fund may invest up to 10% of its net assets in initial public offerings (“IPOs”).

•	The Macro Fund may invest without limit in foreign securities, including up to 50% of its net assets in securities of issuers located in emerging markets.

•	The Macro Fund may invest up to 80% of its net assets in fixed income securities. Such fixed income investments may include high-yield or “junk” bonds and may be of any maturity.

•
The Macro Fund may also invest up to 85% of its net assets in derivatives including options, futures (including commodities futures), forward currency contracts and swaps, including credit-default swaps.  These derivative instruments may be used for investment purposes or to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.

•	The Macro Fund may invest up to 60% of its net assets in currencies and forward currency contracts.

•	The Macro Fund may utilize leverage (by borrowing against a line of credit for investment purposes) of no more than 10% of the Fund’s total assets as part of the portfolio management process.

•	From time to time, the Macro Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.

•	The Macro Fund may sell securities short with respect to 100% of its net assets.

For either investment or hedging purposes, certain Sub-Advisers may invest substantially in a broad range of the derivatives instruments described above, particularly futures contracts.  The Sub-Advisers may be highly dependent on the use of futures and other derivative instruments, and to the extent that they become unavailable, this may limit a Sub-Adviser from fully implementing its investment strategy.

It is expected that the Macro Fund will have a portfolio turnover in excess of 100% on an annual basis.

The Sub-Advisers invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back and returned to the broker).  When selecting individual securities for the Fund, the Sub-Advisers implement differentiated principal investment strategies including, but not limited to: i) global macro, ii) opportunistic, and iii) systematic.  Additionally, these strategies may involve investment techniques, including, but not limited to:

•	event driven (investing in securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),

•	risk arbitrage (attempting to arbitrage securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),

•	market neutral (investing long in a diversified basket stocks believed to be undervalued while simultaneously investing short in a diversified basket of stocks believed to be overvalued),

•	convertible and diversified hedging (buying long in a convertible bond or preferred stock and selling short the corresponding common stock or call option) and

•	futures and options investing.

Each Sub-Adviser has complete discretion to invest its portion of the Macro Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Sub-Adviser is subject to the oversight of the Adviser, the Adviser does not attempt to coordinate or manage the day-to-day investments of the Sub-Advisers.

The Macro Fund sells (or closes a position in) a security when a Sub-Adviser determines that a particular security has achieved its investment expectations or the reasons for maintaining that position are no longer valid, including: (1) if the Sub-Adviser’s view of the business fundamentals or management of the underlying company changes; (2) if a more attractive investment opportunity is found; (3) if general market conditions trigger a change in the Sub-Adviser’s assessment criteria; or (4) for other portfolio management reasons.

INFORMATION REGARDING VIVALDI

Vivaldi Asset Management, LLC, 1622 Willow Road, Suite 101, Northfield, Illinois  60093, is an SEC-registered investment advisory firm that provides investment advisory services to an alternative strategy closed-end mutual fund.  As of November 30, 2014, approximately $515 million of assets were under the management of Vivaldi and its affiliates.

Mr. Michael Peck, CFA, joined Vivaldi Asset Management, LLC in 2012 and is currently President and Co-Chief Investment Officer.  Prior to Vivaldi, Mr. Peck was a Portfolio Manager at Coe Capital Management, a Chicago-based registered investment adviser, from 2010 to February 2012.  From 2006 to 2008, Mr. Peck was a Financial Analyst/Risk Manager for Bond Companies.  Mr. Peck graduated from Lehigh University with a Bachelor of Science in Accounting.  Mr. Peck also holds a Masters in Finance and a Masters in Business Administration (Finance & Real Estate) from DePaul University and is a Chartered Financial Analyst (“CFA”) charterholder.

Mr. Scott Hergott joined Vivaldi Asset Management, LLC in January 2013 and currently serves as both the Director of Research and Co-Chief Investment Officer.  From 2010 to 2012, Mr. Hergott held both risk management and business development roles at Citadel – specifically the Pioneer Path platform of portfolio managers.  Prior to Citadel, from 2003 to 2009, Mr. Hergott was a Portfolio Manager at Iron Partners, LLC, a fund of hedge funds, where he was responsible for sourcing managers and performing investment due-diligence.  Mr. Hergott is a graduate from Northeastern Illinois University.

Other Investment Companies Advised or Sub-Advised by Vivaldi.  Vivaldi currently acts as investment adviser or investment sub-adviser to the following registered investment companies (mutual funds) having similar investment objectives and policies to those of the Funds.  The table below also states the approximate size of the fund as of  November 30, 2014, the current advisory or sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of November 30, 2014	Annual Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
Infinity Core Alternative Fund	$33 million	1.25%	1.50%

INFORMATION REGARDING BROOKMONT

Brookmont Capital Management, LLC, 2000 McKinney Avenue, Suite 1230, Dallas, TX 75201, is an SEC registered investment advisory firm since 2007 that specializes in asset management that focuses on customized portfolio management, dividend-centric equities and fixed income securities.  The firm’s clients include individuals and families, registered investment companies, public pension plans, foundations, institutions and registered investment advisors.

Mr. Robert Bugg, CFA, serves as a Principal and Chief Investment Officer for Brookmont. Mr. Bugg has 25 years of experience in managing portfolios for individuals, corporations, and foundations.  Before he cofounded Brookmont, he served as the Senior Investment Manager for Comerica Bank’s Asset Management Department in Texas.  Prior to Comerica, he was Portfolio Manager and Equity Analyst for AmSouth Bank and SunTrust Bank.  He serves on Brookmont’s Investment Policy Committee and directs the firm’s asset allocation models.  He graduated from Huntingdon College with a Bachelor of Arts in Marketing and History and earned his Master of Business Administration from the University of Alabama and is a Chartered Financial Analyst.

Other Investment Companies Advised or Sub-Advised by Brookmont.  Brookmont currently acts as investment adviser or investment sub-adviser to the following registered investment companies (mutual funds) having similar investment objectives and policies to those of the Hedged Equity Fund.  The table below also states the approximate size of the fund as of  November 30, 2014, the current advisory or sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of November 30, 2014	Annual Sub-Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
Highland Dividend Equity Fund	$23.7 million	0.50%	Not Applicable

INFORMATION REGARDING WHI

William Harris Investors, Inc., 191 N. Wacker Drive, Suite 1500, Chicago, IL 60606, is an SEC registered investment advisory firm that primarily manages the financial affairs and assets of the Irving B. Harris family and entities controlled, operated or beneficially owned by members of the Harris family.  WHI also manages assets for select high net worth individuals, family groups and institutional investors (including foundations and endowments) who are not related to the Harris family.  WHI has been in business since the 1960’s, and has operated in its current form as a registered investment advisor since 1987.

Mr. Jerome Kahn, Jr. has been with WHI since 1973.  He served as President of WHI from 1996 to 2001.  He currently serves as a Co-Portfolio Manager for a private fund managed by WHI.  Mr. Kahn received his B.S. degree from the Wharton School of the University of Pennsylvania.

Dr. Charles Polsky has been with WHI since 2002.  He currently serves as a director of WHI and as Director of Equities and a Senior Vice President of WHI, and is a Co-Portfolio Manager for private funds managed by WHI.  Dr. Polsky received his M.D. from the University of Chicago and his B.A. from Yale University.  He serves on the University of Chicago Hospitals Visiting Committee and is also on the Board of The Irving Harris Foundation.

Mr. Rick Salin, CFA, has been with WHI since 2001.  He serves as a Co-Portfolio Manager for a private fund managed by WHI and as a Senior Equity Analyst.  Prior to joining WHI, Mr. Salin worked as a Small Cap Analyst for the Chicago Trust Company and JSS Investments, Inc.  He also spent five years at Houlihan Lokey Howard and Zukin, a boutique investment bank.  Mr. Salin received his M.B.A. from the University of Chicago Booth School of Business where he graduated with honors and was elected to the Beta Gamma Sigma honor society.  He holds a B.B.A. degree from the University of Wisconsin-Madison.

Mr. Bill Tuebo, CFA has been with WHI since 2001.  He serves as a Co-Portfolio Manager for a private fund managed by WHI and as a Senior Equity Analyst.  Prior to joining WHI, Mr. Tuebo served as an Equity Analyst at LCM Capital Management and held several operational roles in General Electric Company’s Technical Leadership Program.  Mr. Tuebo holds an M.B.A. from Harvard Business School and a B.S. in Industrial Engineering from Northwestern University.

Other Investment Companies Advised or Sub-Advised by WHI.  WHI currently does not act as investment adviser or investment sub-adviser to any registered investment companies (mutual funds) having similar investment objectives and policies to those of the Hedged Equity Fund.

INFORMATION REGARDING ROTHSCHILD

Rothschild Investment Corporation, 311 South Wacker Drive, Suite 6500, Chicago, IL 60606, is an SEC registered investment advisory firm providing highly personalized investment advisory services to individuals, high net worth individuals, institutions, corporations, and charitable organizations since 1976.

Mr. Robert Piton is a Senior Portfolio Manager at Rothschild Investment Corporation.  Mr. Piton provides investment advice and constructs portfolios for both individual investors and institutions.  His responsibilities include: investment research and analysis, asset valuation, portfolio construction, and risk management.  Mr. Piton is a member of a team of investment professionals and money management specialists within Rothschild that offers an array of services, including long, global, and long-short portfolios utilizing quantitative and qualitative factors in valuing companies.  Mr. Piton joined Rothschild in 2013.

Mr. Bart Bonga is an Executive Vice President at Rothschild Investment Corporation.  He is also a member of Rothschild's Executive Committee, which guides the firm in all strategic decisions.  Mr. Bonga leads a team of investment professionals and money management specialists within Rothschild.  Mr. Bonga’s team offers an array of services including long, global, and long-short portfolios utilizing quantitative and qualitative factors in valuing companies.  Mr. Bonga joined Rothschild in 1996.

Other Investment Companies Advised or Sub-Advised by Rothschild.  Rothschild does not currently act as investment adviser or investment sub-adviser to any registered investment companies (mutual funds) having similar investment objectives and policies to those of the Macro Fund.

BROKERAGE COMMISSIONS

For the fiscal year ended February 28, 2014, the Funds did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUNDS

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Funds.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Funds.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Funds.

FINANCIAL INFORMATION

The Funds’ most recent annual and semi-annual reports are available on request, without charge, by writing to the Vivaldi Orinda Hedged Equity Fund or the Vivaldi Orinda Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Funds.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Funds.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Funds:

Hedged Equity Fund – Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations PO Box 509046 San Diego, CA 92150-9046	LPL Holdings, Inc.	CA	41.63%	Record
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	40.25%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	7.43%	Record

Hedged Equity Fund – Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	37.39%	Record

Hedged Equity Fund – Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	20.03%	Record
Charles Schwab & Co. FBO Customers 211 Main Street San Francisco, CA 94105	N/A	N/A	12.59%	Record
TD Ameritrade Inc. For the Exclusive Benefit of Our Clients PO Box 2226 Omaha, NE 68103-2226	N/A	N/A	9.07%	Record
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations PO Box 509046 San Diego, CA 92150-9046	N/A	N/A	7.00%	Record

Macro Fund – Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	79.72%	Record
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281	N/A	N/A	12.62%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	6.99%	Record

Macro Fund – Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	Pershing Group, LLC	DE	28.76%	Record
Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	N/A	N/A	24.52%	Record

Macro Fund – Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
TD Ameritrade Inc. For the Exclusive Benefit of Our Clients PO Box 2226 Omaha, NE 68103-2226	N/A	N/A	23.04%	Record
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations PO Box 509046 San Diego, CA 92150-9046	N/A	N/A	11.09%	Record
First Clearing LLC FBO Various Clients 2801 Market Street Saint Louis, MO 63103-2523	N/A	N/A	6.73%	Record
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281	N/A	N/A	5.70%	Record

As of the date of this Information Statement, to the best of the knowledge of the Trust, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Funds.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Funds, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Funds in writing at Vivaldi Orinda Hedged Equity Fund or Vivaldi Orinda Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).